Exhibit 3.23

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:45 PM 05/20/2010
FILED 12:46 PM 05/20/2010
SRV 100544576 — 4826674 FILE
CERTIFICATE OF INCORPORATION
OF
HEALTH EQUIPMENT LOGISTICS AND PLANNING, INC.
     The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware (the “General Corporation Law”), certifies as follows:
     1. Name: The name of the corporation is Health Equipment Logistics and Planning, Inc. (the “Corporation”).
     2 Address: Registered Office and Agent. The address of the Corporation’s registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801; and the name of its registered agent at such address is The Corporation Trust Company.
     3. Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”)
     4. Number of Shares: The total number of shares of stock that the Corporation shall have authority to issue is: one hundred (100), all of which shall be shares of Common Stock of the par value of $0.01 per share.
     5. Name and Mailing Address of Incorporator. The name and mailing address of the incorporator is Jonathan Napier, c/o Broadlane, Inc., 13727 Noel Rd., Suite 1400, Dallas, Texas 75240.
     6. Election of Directors. Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.
     7. Powers of Incorporator. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporations, or until their successors are duly elected and qualified, are:

Name	Mailing Address
Patrick Ryan	c/o Broadlane, Inc.
13727 Noel Rd., Suite 1400
Dallas, TX 75240

Ian Sacks	c/o Broadlane, Inc.
13727 Noel Rd., Suite 1400
Dallas, TX 75240

Travis Nelson	c/o Broadlane, Inc.
13727 Noel Rd., Suite 1400
Dallas, TX 75240
     8. Adoption, Amendment and/or Repeal of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaws whether adopted by them or otherwise.
     9. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended and granted subject to the rights reserved in this article.
WITNESS the signature of this Certificate of Incorporation this 20th day of May, 2010

/s/ Jonathan Napier
Jonathan Napier, Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:17 PM 01/13/2011
FILED 10:26 AM 01/13/2011
SRV 110039634 — 4826674 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is:
HEALTH EQUIPMENT LOGISTICS AND PLANNING, INC.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Executed on January 11, 2011

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Executive Vice President, Chief Legal and Administrative Officer